Exhibit 99.1

[WATSON WYATT LOGO] WATSON WYATT & COMPANY HOLDINGS 1717 H STREET, NW WASHINGTON, D.C. 20006	You can submit your proxy by mail, by telephone or through the Internet. Please use only one of the three response methods.
1. By mail. Mark, sign and date your proxy card and return it in the enclosed envelope as soon as possible to Watson Wyatt & Company Holdings, c/o , [address], [state], [zip code].
Or
2. By telephone. Call toll-free on any touch-tone telephone to authorize the voting of these shares. You may call 24 hours a day, 7 days a week. Have your proxy card in hand when you call; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on , , 2005.
Or
3. Through the Internet. Access the website at www.proxyvote.com to authorize the voting of these shares. You may access the site 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site; then just follow the simple instructions. You may submit your vote in this manner no later than 11:59 p.m. EST on , , 2005.
If you vote by telephone or through the Internet, please DO NOT mail back the proxy form.
THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
WYATT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WATSON WYATT & COMPANY HOLDINGS
This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items I, II and III.

Vote On Proposal				For	Against	Abstain
I.	Approval of a proposal to issue Watson Wyatt & Company Holdings Class A common stock in connection with the acquisition of assets and assumption of liabilities from Watson Wyatt LLP.			☐	☐	☐
		For	Withhold
II.	Election of Director CLASS III DIRECTOR (TERM EXPIRES IN 2006): (01) Chandrasekhar Ramamurthy	☐	☐
III.
	Approval of adjournment(s) or postponement(s) of the special meeting, including adjournment(s) or postponement(s) to solicit additional votes to approve the issuance of Watson Wyatt & Company Holdings Class A common stock in connection with the acquisition of assets from Watson Wyatt LLP.			☐	☐	☐
IV.	In their discretion, upon such other business that may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ITEMS I, II and III.

Please sign exactly as your name appears on the mailing label at right. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[WATSON WYATT LOGO]

Watson Wyatt & Company Holdings

Special Meeting of Stockholders

[Place]

[Address]

[Zip code]

            ,                            , 2005

            (EST)

^ FOLD AND DETACH HERE ^

[WATSON WYATT LOGO]

WATSON WYATT & COMPANY HOLDINGS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The person(s) signing on the reverse hereof hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution and resubstitution, to vote all of his or her shares of capital stock of Watson Wyatt & Company Holdings at the Special Meeting of Stockholders of the Company to be held on             ,                        , 2005, at [place], [city], [state], [time] and at any adjournment(s) or postponement(s) thereof, with the same authority as if the stockholder(s) were personally present, as specified on the reverse.

THE PERSON(S) SIGNING THIS PROXY HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING.